Exhibit 10.8

BUCYRUS INTERNATIONAL, INC.

NON-EMPLOYEE DIRECTORS

DEFERRED COMPENSATION PLAN

As Amended and Restated Effective January 1, 2008

1. Purpose. The purpose of the Bucyrus International, Inc. Non-Employee Directors Deferred Compensation Plan (the “Plan”) is to enable directors of Bucyrus International, Inc. (the “Company”) who are not also employees of the Company to defer the receipt of certain compensation earned in their capacity as directors of the Company.

2. Effective Date. The Plan was originally effective as of June 30, 2004, the date on which it was adopted by the Board of Directors of the Company (the “Board”); provided, however, that deferrals under the Plan were not permitted with respect to Director Fees (as defined in Section 5) paid or to be paid with respect to periods prior to January 1, 2005. The Plan is hereby amended and restated effective as of January 1, 2008, to incorporate the requirements of the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Eligibility. Directors of the Company who are not also employees of the Company or any of its subsidiaries (“Directors”) are eligible to elect to participate in the Plan.

4. Administration. The Plan shall be administered by the Governance Committee of the Board (the “Committee”). The Committee shall have the authority to adopt rules and regulations for carrying out the Plan’s intent and to interpret, construe and implement the provisions thereof. Determinations made by the Committee with respect to the Plan, any deferral made hereunder and any Director’s Account (as defined in Section 6) shall be final and binding on all persons, including but not limited to the Company, each Director participating in the Plan and such Director’s beneficiaries. The Committee may delegate its administrative hereunder to one or more employees of the Company, or a committee made up of such employees, and the term “Committee” herein shall mean such delegee to the extent of such delegation.

5. Deferral of Fees. Directors may elect to defer under the Plan all or a portion of the amounts to be paid to them for their service as a member of the Board, including annual retainer and committee meeting fees (but excluding any payment or reimbursement with respect to a Director’s expenses arising from his or her service as a member of the Board) that would otherwise be payable in cash or, effective January 1, 2007, in shares of Class A common stock, par value $0.01 of the Company (“Company Stock”) in accordance with the Company’s policies as in effect from time to time (such compensation, collectively, “Director Fees”). In order to defer Director Fees, the Director must file a deferral election with the Committee in such form, and in such manner, as the Committee shall determine, subject to the following:

(a) Except as provided in subsection (b) below, a deferral election must be made during the election period established by the Committee, which election period shall end no later than the day preceding the first day of the calendar year in which the Director Fees would otherwise be earned.

(b) If an individual becomes a Director after the first day of a calendar year, he or she must file a deferral election within thirty (30) days after the date on which he or she first became a Director in order to defer a portion of his or her Director Fees earned during such calendar year. Such deferral election shall only apply to Director Fees earned after the date on which the deferral election is filed with the Committee.

(c) Once a Director has elected to defer his or her Director Fees, the election may not be revoked and shall continue in force for the remainder of the Director’s service as a member of the Board; provided, however, that a Director may, no later than 30 days prior to the beginning of any calendar year, revoke or modify his or her deferral election with respect to the entirety of such calendar year.

6. Form of Deferral; Investment Options. The Company shall establish a separate deferred compensation account (an “Account”) on its books in the name of each Director who has elected to participate in the Plan by deferring payment of all or a portion of his or her Director Fees.

(a) Prior to January 1, 2007, all cash deferred into the Plan was deemed invested in Restricted Stock Units, as defined in the Company’s 2004 Equity Incentive Plan (2006 Amendment and Restatement) or a successor plan (the “Stock Plan”). Such Restricted Stock Units were credited to each such Director’s Account as of each date (a “Deferral Date”) on which amounts deferred under the Plan would otherwise have been paid to such Director in cash. Such Restricted Stock Units may not be re-allocated out of such units.

(b) Effective January 1, 2007, all cash deferred into the Plan on and after that date will be deemed invested in the investment options (as made available by the Committee from time to time, which investment options shall include Restricted Stock Units) selected by the Director. Deferrals of Company Stock shall be automatically deemed invested in Restricted Stock Units. The Director may make an initial investment election with respect to cash deferrals at the time of enrollment in the Plan in whole increments, subject to such restrictions as the Committee may prescribe. A Director may also elect to reallocate his or her Account, and may elect to allocate any future cash deferrals, among the various investment options in whole increments from time to time as prescribed by the Committee and subject to such restrictions as the Committee may prescribe; provided that deferrals of Company Stock may not be re-allocated out of Restricted Stock Units. Such investment elections shall remain in effect until changed by the Director. All investment elections shall become effective as soon as practicable after receipt of such election by the Committee, and must be made in the form and manner and within such time periods as the Committee prescribes in order to be effective. In the absence of an effective election, the Director’s cash deferrals shall be deemed invested in the default fund specified by the Committee.

(c) The Restricted Stock Units credited to a participating Director’s Account under the Plan shall be issued under the Stock Plan. The number of Restricted Stock Units credited to a Director’s Account as of each Deferral Date shall be calculated by dividing by the amount so deferred by the Fair Market Value (as defined in the Stock Plan) of a share of Company Stock as of such Deferral Date. The Restricted Stock Units so credited shall be immediately vested and non-forfeitable and shall become payable as set forth in Section 9. Except as set forth herein, the terms and conditions of the Restricted Stock Units credited to Directors’ Accounts under the Plan shall be governed by the Stock Plan, including, but not limited to, the equitable adjustment provisions set forth in Section 5 thereof.

(d) On each valuation date as determined by the Committee, the Committee shall credit the deemed investment experience with respect to the selected (or required) investment options to each Director’s Account.

(e) Notwithstanding anything to the contrary herein, all elections under this section by a Director who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are subject to review by the Committee or Company prior to implementation. The Committee or Company may restrict additional transactions, rescind transactions, or impose other rules and procedures, to the extent deemed desirable by the Company in order to comply with the Exchange Act or to comply with any Company policy, including but not limited to, insider trading policies.

7. Dividend Equivalents. Additional Restricted Stock Units shall be credited to a Director’s Account as of each date (a “Dividend Date”) on which cash dividends and/or special dividends and distributions are paid with respect to Company Stock, provided that at least one Restricted Stock Unit is credited to such Director’s Account as of the record date for such dividend or distribution. The number of Restricted Stock Units to be credited to a Director’s Account under the Plan as of any Dividend Date shall equal the quotient obtained by dividing (a) the product of (i) the number of the Restricted Stock Units credited to such Account on the record date for such dividend or distribution and (ii) the per share dividend (or distribution value) payable on such Dividend Date, by (b) the Fair Market Value of a share of Company Stock as of such Dividend Date.

8. Restrictions on Transfer. The right of a Director or that of any other person to the payment of deferred compensation or other benefits under the Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

9. Payment of Account.

(a) Election. A Director shall make a distribution election with respect to his or her Account at the time the Director makes his or her first deferral election, and such election shall be irrevocable as of the date the Director’s first deferral election is irrevocable. The election shall be in such form as the Committee shall prescribe, and shall specify distribution of the Director’s Account in accordance with one of the following options:

(i) A single lump sum payment of the Account, valued as of the valuation date immediately preceding distribution; or

(ii) 5 annual installments of the Account, with the amount of each installment equal to the balance of the Director’s Account as of the December 31 immediately preceding the distribution date divided by the number of installments remaining to be paid (and with the final distribution being equal to the balance in the Director’s Account as of the valuation date immediately preceding the distribution date); or

(iii) 10 annual installments of the Account, with the amount of each installment equal to the balance of the Director’s Account as of the December 31 immediately preceding the distribution date divided by the number of installments remaining to be paid (and with the final distribution being equal to the balance in the Director’s Account as of the valuation date immediately preceding the distribution date).

If no election is in effect, the Director will be deemed to have elected to receive payment in the form of a single lump sum.

(b) Modified Distribution Election.

(iv) Prior to January 1, 2008. Provided that distribution of a Director’s Account has not been commenced and is not scheduled to commence during 2007, a Director may change his or her distribution election until December 31, 2007.

(v) After December 31, 2007. After December 31, 2007, a Director may change his or her distribution election only in accordance with the following rules:

(1) the revised distribution election must be made at least twelve (12) months prior to the date on which the payment was scheduled to be paid (or begin to be paid, if installments were elected) and may not be given effect until the end of such twelve (12) month period; and

(2) the date of distribution must be delayed for at least five (5) years from the date on which the payment was scheduled to be paid (or begin to be paid, if installments were elected).

(c) Distribution Commencement Date. Distribution of the Director’s Account will be made or commence within sixty (60) days following the date upon which the Director incurs a separation from service. For purposes hereof, the Director will be considered to have a “separation from service” on the date the Director ceases to provide services as a director of the Corporation and, if applicable, has completely terminated any other independent contractor services that he or she provides for the Corporation or any of its affiliates (as determined within the meaning of Code Section 414(b) or (c); provided that, the phrase “at least 50 percent” shall be used in place of the phrase “ at least 80 percent” each place it appears therein or in the regulations thereunder). If the Director becomes an employee of the Corporation or any of its affiliates, the Director will be considered to have had a “separation from service” at the time prescribed by Code Section 409A. For any Director whose Account is distributable in annual installments, each annual installment after the initial payment will be paid in February, or as soon thereafter as is administratively practicable.

(d) Acceleration of Payments. Notwithstanding any other provision of the Plan, if the Committee determines that all or any portion of a Director’s Account is required to be included in the Director’s income as a result of a failure to comply with the requirements of Code Section 409A and the regulations promulgated thereunder, the Company shall immediately make distribution from the Plan to the Director or beneficiary, in one lump sum, of the amount (but not exceeding the amount) that is required to be included in income as a result of such failure. In addition, if the Director becomes disabled, as determined by the Committee, the balance of the Director’s account shall be distributed in a single lump sum as soon as practicable (but not more than 90 days) after the date the Director becomes disabled, without regard to any distribution election then in effect. For purposes hereof, the Director shall be disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(e) Distribution of Remaining Account Following Director’s Death. In the event of the Director’s death, the Director’s remaining undistributed interest will be distributed to the Director’s beneficiary in a single sum on the first day of the fourth month following the month in which the Director’s death occurred (the “Scheduled Payment Date”), or as soon thereafter as is administratively practicable, but not later than the end of the calendar year in which the Scheduled Payment Date occurs, or if later, by the 15th day of the third month following the Schedule Payment Date. In no event shall the beneficiary be permitted to designate the taxable year in which such payment will be made.

(f) Form of Distribution. Distributions shall be made in cash, provided that distributions of Restricted Stock Units shall be payable in the form of cash, shares of Company Stock, or a combination of the foregoing, in the discretion of the Director. If the Account is to be paid in whole or in part in the form of Company Stock, the number of shares of Company Stock payable upon such distribution shall equal the number of Restricted Stock Units credited to such Director’s Account as of the date of such distribution, less applicable withholding. Fractional shares shall be payable in cash.

10. Designation of Beneficiary. Each Director may designate a beneficiary in such form and manner and within such time periods as the Committee may prescribe. A Director can change his beneficiary designation at any time, provided that each beneficiary designation shall revoke the most recent designation, and the last designation received by the Company while the Director was alive shall be given effect. In the event there is no valid beneficiary designation in effect at the time of the Director’s death, or in the event the Director’s designated beneficiary(ies) does not survive the Director, the Director’s spouse, or if the Director is not married on the date of his or her death, the Director’s estate, will be deemed the beneficiary and will be entitled to receive payment.

11. Change in Control. Notwithstanding any provisions of the Plan to the contrary, upon the occurrence of a Change in Control, the balance of a Director’s account under the Plan shall be immediately payable in cash. For purposes of the Plan, “Change in Control” shall have the meaning set forth in the Stock Plan; provided, however, that an event shall not constitute a Change in Control hereunder unless the event qualifies as a change in the ownership of the Corporation, a change in the effective control of the Corporation or a change in the ownership of a substantial portion of the Corporation’s assets, all as defined in the final regulations issued under Code Section 409A.

12. Unfunded Plan; Creditor’s Rights. The Plan is intended to be an “unfunded” plan. The obligation of the Company under the Plan is purely contractual and shall not be funded or secured in any way. A Director or any beneficiary shall have only the interest of an unsecured general creditor of the Company in respect of the amounts credited to such Director’s Account under the Plan.

13. Successors in Interest. The obligations of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.

14. Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Company intends that transactions under the Plan shall be exempt under Rule 16b-3 promulgated under the Exchange Act, unless otherwise determined by the Company.

15. Termination and Amendment of the Plan. The Board of Directors of the Company may terminate the Plan at any time; provided, that termination of the Plan shall not adversely affect the rights of a Director or beneficiary thereof with respect to amounts previously deferred under the Plan without the consent of such Director or that of such Director’s beneficiary, as applicable. The Board of Directors of the Company may amend the Plan at any time and from time to time; provided, however, that no such amendment shall adversely affect the rights of any Director or beneficiary thereof with respect to amounts previously deferred under the Plan. Upon the irrevocable termination of the Plan, the Committee may, in its discretion, direct early payment of Directors’ Accounts in a lump sum without regard to any distribution election in effect, in accordance with the regulations promulgated under Code Section 409A.